D E V I S S E R G R A Y

CHARTERED ACCOUNTANTS

401 - 905 West Pender Street
Vancouver, BC Canada
V6C 1L6

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the initial registration statement of Portal Resources Ltd. (formerly Portal de Oro Resources Ltd.) on Form 20-F of our report dated November 2, 2004 in connection with our audits of the consolidated financial statements of that company as at June 30, 2004 and 2003 and for each of the years in the three year period ended June 30, 2004, which report is included in the Form 20-F.

“De Visser Gray”

CHARTERED ACCOUNTANTS

Vancouver, BC June 7, 2005